Exhibit 99.1

  RADIATION THERAPY SERVICES ACQUIRES FOUR TREATMENT CENTERS FOR $16.1 MILLION

             - Company Enters Arizona and Massachusetts Markets -

    FORT MYERS, Fla., June 2 /PRNewswire-FirstCall/ -- Radiation Therapy Services, Inc. (Nasdaq: RTSX), a leading operator of radiation therapy centers, today announced it has acquired four radiation treatment centers for a total purchase price of $16.1 million from Dolphin Medical, Inc.

    The treatment centers are located in the markets of Scottsdale, AZ, Holyoke, MA, Belcamp, MD and Greenbelt, MD. All of the treatment centers are currently operational, treating an aggregate of approximately 100 patients per day. The Company expects the four centers to produce total annual revenues of approximately $11 million in the first 12 months of operation. The acquisition was financed by the Company's existing credit facility.

    The acquisition of the Scottsdale and Holyoke treatment centers marks Radiation Therapy's entrance into the Arizona and Massachusetts markets. The Scottsdale treatment center is currently treating some patients with advanced technology.

    The acquisition of the Belcamp and Greenbelt treatment centers augment the Company's existing centers in its Western Maryland regional network. The Greenbelt treatment center is currently treating patients with IMRT technology.

    Dr. Daniel Dosoretz, President and Chief Executive Officer, commented, "The acquisition of these four radiation treatment centers is consistent with our strategy of entering new markets that meet our established criteria and continuing to build on our existing regional networks. We are particularly pleased with the acquisition of the Scottsdale center, as it is located in a market with favorable demographics that has been experiencing robust growth. This center provides the opportunity to expand an already growing market."

    About Radiation Therapy Services
    Radiation Therapy Services, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company's 65 treatment centers are clustered into 21 regional networks in 13 states, including Alabama, Arizona, Delaware, Florida, Kentucky, Maryland, Massachusetts, Nevada, New Jersey, New York, North Carolina, Rhode Island and West Virginia. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site http://www.rtsx.com.

    This release may contain forward-looking statements about the Company's planned acquisitions, future plans, expectations and objectives. Words such as "may," "will," "expect," "intend," "anticipate," "plan," "believe," "seek," "could" and "estimate" and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to risks associated with the integration of the acquired business including patient retention and the future financial performance of the acquired businesses as well as those risk factors described in the Company's recent annual report on Form 10-K and the Company's other filings with the Securities and Exchange Commission which are available on the SEC's website at http://www.sec.gov. Readers of this release are cautioned not to place undue reliance on forward- looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.

     Contacts:
     Dave Koeninger
     Chief Financial Officer
     Radiation Therapy Services, Inc.
     239-931-7282
     dkoeninger@rtsx.com

     Investors/Media:
     Nick Laudico/Jason Rando
     The Ruth Group
     646-536-7030/7025
     nlaudico@theruthgroup.com
     jrando@theruthgroup.com

SOURCE  Radiation Therapy Services, Inc.
    -0-                             06/02/2005
    /CONTACT: Dave Koeninger, Chief Financial Officer of Radiation Therapy Services, Inc., +1-239-931-7282, dkoeninger@rtsx.com; or Investors, Nick Laudico, +1-646-536-7030, nlaudico@theruthgroup.com, or Media, Jason Rando, +1-646-536-7025, jrando@theruthgroup.com, both of The Ruth Group /
    /Web Site: http://www.rtsx.com/